SERVICE ORDER

CLIENT / COMPANY Alphega Innovations Corporation	CONSULTANT Lionel Pinuer PH Grandbay 1903 Panama City, Panama
PROJECT NAME Director of Finance - Public Company Finance, Compliance and Strategic Growth Support	STATUS Active Engagement

1. OBJECTIVES

The objective of this Service Order is to engage Lionel Pinuer to serve the Company in the nonofficer, consulting capacity of Director of Finance and to expand his responsibilities under the Corporate Development and Strategic Consulting Agreement dated February 16, 2026. In this role, the Consultant will support the Company’s public-company financial reporting and compliance readiness, capital preservation and runway management, capital-raising preparation and strategic growth initiatives, strategic transaction evaluation and target due diligence, corporate governance and investor-relations support, and the development of scalable finance and operating infrastructure. The Consultant will work with the Company’s executive team, auditors, legal counsel, accountants and other advisers as appropriate, while remaining subject to the limitations in the Agreement regarding legal, broker-dealer and underwriting services.

2. SCOPE OF SERVICES A. Public Market Compliance & Financial Reporting

•Coordinate and support the Company’s periodic and other public-company reporting processes, including preparation, review and organization of financial information and supporting schedules for Forms 10-K, 10-Q, 8-K, registration statements and other SEC filings, in coordination with management, auditors and legal counsel.

•Assist in strengthening disclosure controls, financial reporting workflows, closing procedures, documentation standards and supporting workpapers to improve accuracy, timeliness and audit readiness.

•Monitor finance-related filing calendars, reporting requirements and follow-up items, and coordinate responses to accounting, audit and compliance requests.

•Support management in evaluating accounting, financial reporting and disclosure implications of significant transactions, subject to final determination by the Company’s independent accountants, auditors and legal counsel.

B. Capital Preservation & Runway Management

•Develop and maintain cash-flow forecasts, liquidity analyses, operating budgets and scenario models to support capital preservation and runway planning.

•Review material expenditures, contractual commitments and funding needs and provide recommendations designed to improve capital efficiency and financial discipline.

•Assist management with working-capital planning, treasury coordination and prioritization of resources among operating, financing and strategic initiatives.

•Review actual financial performance against budgets, forecasts and liquidity plans, identify material variances and provide management with periodic recommendations regarding cash utilization and financial priorities.

C. Capital Raising & Strategic Growth Support

•Support management in evaluating financing alternatives, capital structure, strategic partnerships and growth opportunities consistent with the Company’s business plan.

•Coordinate preparation of financial models, due-diligence materials, data rooms, management presentations and other information used in financing and strategic discussions.

•Assist with investor and financing-party diligence, financial analysis and management responses, and coordinate with licensed broker-dealers, placement agents, legal counsel and other advisers where required.

•The Consultant’s services are advisory and administrative in nature and do not include acting as a broker-dealer, underwriter or placement agent, soliciting purchasers of securities, or receiving transaction-based compensation for the sale of securities.

D. Strategic Transactions & Target Due Diligence

•Due Diligence Leadership: Lead and coordinate the Company’s financial and business due diligence workstreams for potential acquisitions, investments, strategic partnerships and other target opportunities, including coordination of internal team members and external advisers.

•Target Financial Review: Review and analyze historical financial statements, management accounts, revenue and margin trends, working capital, debt and liabilities, cash flows, capital expenditures, customer and vendor concentrations, and other material financial information of potential targets.

•Earnings Quality & Normalization Analysis: Assess reported earnings, non-recurring items, owner-related expenses, normalization adjustments and other matters relevant to evaluating sustainable operating performance, while coordinating with independent accountants or other specialists where appropriate.

•Business & Commercial Assessment: Review the target’s business model, revenue drivers, operating structure, market position, customer relationships, growth assumptions and other commercial considerations relevant to the Company’s evaluation of the opportunity.

•Due Diligence Coordination: Organize and manage diligence requests, data-room materials, information trackers, follow-up questions and management responses, and coordinate input from accounting, tax, legal, operational and other advisers.

•Risk Identification & Escalation: Identify material financial, operational, commercial or transaction-related issues arising during diligence and present findings, open items and recommended follow-up actions to the Company’s management and Board, as appropriate.

•Transaction Analysis: Prepare or coordinate valuation analyses, transaction models, purchase-price considerations, funding requirements, integration assumptions and other financial analyses supporting management’s evaluation of potential transactions.

•Due Diligence Team Management: Coordinate the activities of the Company’s internal due diligence team, establish workstreams and responsibilities, monitor progress against timelines, consolidate findings and help ensure that material diligence matters are appropriately documented and escalated. The Consultant's due diligence role is advisory, analytical and coordinative in nature and does not replace the independent responsibilities of the Company's legal counsel, auditors, accountants, tax advisers or other professional advisers.

E. Corporate Governance & Investor Relations

•Assist in preparing financial and strategic materials for the Board of Directors and management, including budgets, forecasts, transaction analyses and periodic management reporting.

•Support implementation and maintenance of governance calendars, approval workflows, financial policies and documentation processes relevant to finance and capital-markets activities.

•Coordinate financial content for investor communications and management presentations to promote consistency between public disclosures, internal financial information and the Company’s strategic narrative.

F. Operational Finance & Infrastructure Scale-Up

•Design and improve scalable finance processes, reporting systems, internal controls, accountabilities and management dashboards appropriate for a growing public company.

•Coordinate with accounting, audit, legal, tax, banking, technology and other service providers to improve the Company’s finance infrastructure and execution capabilities.

•Support post-transaction integration planning and finance-process integration for acquisitions, investments, subsidiaries and other strategic initiatives.

•Perform other finance, compliance, strategic and operational support services reasonably related to the Director of Finance role as mutually agreed by the parties in writing.

3. PAYMENT SCHEDULE 1) Equity Compensation

Subject to approval by the Board of Directors and compliance with applicable securities laws, the Company shall issue an aggregate of 300,000 shares of its common stock to the Consultant, consisting of (i) a 100,000-share Past Service Recognition Award and (ii) a 200,000-share Director of Finance Upfront Equity Retainer, each as further described below.

a.Past Service Recognition Award - 100,000 Shares. Subject to approval by the Board of Directors, the Company shall issue the Consultant 100,000 shares of common stock as a one-time discretionary recognition award for the Consultant's contributions and Services rendered to the Company prior to July 20, 2026. The Past Service Recognition Award is separate from professional service fees previously earned or payable and does not constitute an advance payment for Services to be performed after the Effective Date.

b.Director of Finance Upfront Equity Retainer - 200,000 Shares. Subject to approval by the Board of Directors, the Company shall issue the Consultant 200,000 shares of common stock as an upfront equity retainer in consideration of the Consultant's acceptance of the Director of Finance engagement, commitment of professional capacity and availability to the Company, assumption of the expanded responsibilities described in this Service Order, and agreement to provide the Services contemplated herein. The Upfront Equity Retainer is earned upon the Consultant’s acceptance and commencement of the Director of Finance engagement and, once issued, is not subject to forfeiture solely as a result of a subsequent termination of the engagement.

c.Nature of Retainer. The Upfront Equity Retainer is separate from the Consultant's hourly professional service fees. The Upfront Equity Retainer compensates the Consultant for accepting and maintaining the Director of Finance engagement, committing professional capacity and availability to the Company, and assuming the responsibilities associated with such role. The US$850 hourly professional service fee compensates the Consultant for time actually devoted to performing specific Services under this Service Order.

d.Issuance Mechanics. The shares shall be issued as restricted securities unless registered under the Securities Act of 1933, as amended, and shall be subject to any applicable restrictive legend, transfer restrictions, holding-period requirements and other conditions required by applicable law, the Company’s governing documents, or Board approval.

e.Tax Responsibility. The Consultant shall be responsible for his personal tax obligations arising from the equity compensation, and the Company may make any reporting or withholding required by applicable law.

2) Additional Compensation

In addition to the 300,000 shares described above, the Consultant shall be entitled to the professional service fees and other compensation expressly provided in Appendix B. Any compensation not expressly authorized by this Service Order or Appendix B, including additional equity awards or other special compensation, must be separately approved in writing by the

Company. Nothing in this Service Order authorizes transaction-based compensation for the purchase or sale of securities.

3) Relationship to Prior Service Order and Agreement

This Service Order is issued pursuant to and forms part of the Corporate Development and Strategic Consulting Agreement dated February 16, 2026 (the “Agreement”). Effective July 20, 2026, this Service Order supersedes and replaces the prior Service Order effective February 16, 2026 under the Agreement with respect to Services performed on and after the Effective Date. The replacement of the prior Service Order shall not affect any professional service fees, reimbursable expenses or other compensation properly earned or accrued for Services rendered prior to July 20, 2026. Except as expressly modified by this Service Order, the Agreement shall remain in full force and effect.

4) Effective Date and Term

This Service Order is effective July 20, 2026 and will continue until terminated in accordance with the Agreement, unless otherwise amended by written agreement of the parties.

ALPHEGA INNOVATIONS CORPORATION ("Company")

By: /s/ Luis Carlos Ung

Name: Luis Carlos Ung

Title: CEO

LIONEL PINUER ("Consultant")

Signature: /s/ Lionel Pinuer

APPENDIX A - STATUS REPORT SAMPLE

Monthly Status Report

Name	Lionel Pinuer	Date
Project	Alphega Innovations Corp	Month Ending
Accomplishments Last Month
# 1
Problems Encountered & Solutions

Next Month's Tasks

Exceptions (This section deals with reporting unexpected changes)
☐ Cost ☐ Schedule ☐ Other: Reason: Any unexpected, unplanned change in deadline time or cost needs to be immediately reported.

APPENDIX B: FEE SCHEDULE

Effective July 20, 2026

1. Professional Service Fees

US$850 per hour for professional Services actually performed under this Service Order.

2. Past Service Recognition Award

100,000 shares of common stock, subject to Board approval and the terms of this Service Order.

3. Director of Finance Upfront Equity Retainer

200,000 shares of common stock, subject to Board approval and the terms of this Service Order.

4. Success-Based Compensation

The Consultant may be eligible for success-based compensation only where the applicable arrangement, performance criteria and compensation methodology have been separately approved in writing by the Company in accordance with the provisions below. No success-based compensation is automatically earned solely by reason of performing Services under this Service Order.

a. Business Development Consulting Success Fee

Where separately approved in writing by the Company in advance, the Consultant may receive success-based compensation for documented contributions to commercial businessdevelopment outcomes, such as new customer relationships, strategic commercial partnerships or revenue-generating business arrangements. This provision does not apply to the offer, purchase or sale of securities.

b. M&A Consulting Success Fee

The Consultant may be eligible for success-based compensation in connection with an acquisition or other strategic transaction where the Consultant has provided material advisory services, provided that the applicable success fee, transaction and calculation methodology have been separately approved by the Company in writing prior to closing.

c. Performance Override Fee

Any Performance Override Fee must be based upon specific performance targets separately established and approved in writing by the Company before the applicable performance period begins.

NOTE:

DEFINITION OF LEHMAN FORMULA (2.0)

The Lehman Formula (2.0) may be used as a benchmark only where expressly incorporated into a separately approved written success-fee arrangement and does not automatically apply to Services performed under this Service Order.

"Lehman (N)" is defined as the Lehman formula at the Nth multiplier of the standard rate. For example, Lehman (2.0) equals 2 times the standard Lehman rate, resulting in:

•10% (2 x 5%) on the first $1 million of transaction value

•8% (2 x 4%) on the second $1 million

•6% (2 x 3%) on the third $1 million

•4% (2 x 2%) on the fourth $1 million

•2% (2 x 1%) on everything above $4 million